UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K/A#1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 7, 2019 (March 5, 2019)
TECOGEN INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36103	04-3536131
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 622-1120
(Registrant's telephone number, including area code)
_______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01 Entry into a Material Definitive Agreement
On March 5, 2019, Tecogen Inc. (the “Corporation”) entered into Amendment No. 2 to, and Waiver No. 3 under, Credit Agreement dated May 4, 2018 (the “Credit Agreement”) among the Corporation, American DG Energy Inc. (“ADGE”), and TTcogen LLC (collectively, the “Borrowers”) and Webster Business Credit Corporation (“Lender”) (the “Amendment and Waiver”). Pursuant to the Amendment and Waiver, the Lender waived restrictions in the Credit Agreement to permit the following transaction which occurred on March 5, 2019:

1)
The formation of CogenTwo LLC (“CogenTwo”) as a wholly owned subsidiary of ADGE and the contribution by ADGE to CogenTwo of its interests in six agreements and associated assets relating to the generation and sale of energy.

2)
The execution by ADGE of a Membership Interest Purchase Agreement dated March 5, 2019 between ADGE and SDCL TG Cogen LLC (“SDCL”), an unrelated third party, pursuant to which all equity interests in CogenTwo were sold to SDCL for $5 million, and the execution by the Corporation of a Guaranty of ADGE’s obligations under the Membership Interest Purchase Agreement.

3)
The execution by the Corporation of a Billing and Asset Management Agreement with an initial term of 15 years and renewable thereafter as agreed, pursuant to which the Corporation will be responsible for the management and operation of the on-site utilities transferred to CogenTwo, guarantee the payment of certain minimum collections from such on-site utilities, and receive one half of all collections in excess of agreed minimum collections.

Proceeds from the sale of CogenTwo were deposited to ADGE’s account with Lender and applied against the outstanding balance under the Credit Agreement.

As previously reported in December 2018, in a similar transaction, ADGE formed CogenOne LLC as a wholly owned subsidiary, contributed its interests in two agreements and associated assets relating to the generation and sale of energy to CogenOne, and sold CogenOne to SDCL for $2 million and the Corporation entered into a Billing and Asset Management Agreement, all as described in the Corporation’s Current Report on Form 8-K filed December 17, 2018 as amended and supplemented hereby.
Collection activities under the Billing and Asset Management Agreement dated March 5, 2019 relating to the six energy purchase agreements assigned to CogenTwo will be aggregated with collection activities under the Billing and Asset Management Agreement dated December 14, 2018 relating to the two energy purchase agreements assigned to CogenOne LLC which was amended and restated on March 5, 2019 to provide for such aggregation.
The foregoing description of the Amendment and Waiver, the Membership Interest Purchase Agreement, the Guaranty, and the Billing and Asset Management Agreement for the December 14, 2018 and the March 5, 2019 transactions is a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the agreements filed as Exhibits 10.47 through 10.53 to this Current Report on Form 8-K.
On March 7, 2019, the Corporation issued a press release regarding the transactions described in Item 1.01 which is furnished as Exhibit 99.01 to this Current Report on Form 8-K. Pro forma financial statements showing the impact of the two sale transactions described above are filed as Exhibit 99.02 to this Current Report on Form 8-K.
Item 2.01 Completion of Acquisition or Disposition of Assets.
The information set forth in Item 1.01 is hereby incorporated by reference into this Item 2.01.
Item 9.01 Financial Statements and Exhibits
(d)    Exhibits
The press release dated March 7, 2019 and the Unaudited Pro Forma Financial Condensed Consolidated Financial Statements showing the impact of the sale transactions described in Item 1.01 and furnished with this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall either exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference to such fling.

Exhibit     Description

99.01	Press Release dated March 7, 2019.

99.02	Unaudited Pro Forma Condensed Consolidated Financial Statements.

The following exhibits relating to Items 1.01 and 2.01 are filed herewith:

Exhibit     Description

10.47	Amendment No. 2 to, and Waiver No. 3 under, Credit Agreement dated as of March 5, 2019.

10.48	Membership Interest Purchase Agreement dated as of December 14, 2018 between American DG Energy, Inc. and SDCL TG Cogen LLC.

10.49	Guaranty Agreement by Tecogen Inc. dated as of December 14, 2018 relating to Membership Interest Purchase Agreement dated December 14, 2018.

10.50	Membership Interest Purchase Agreement dated as of March 5, 2019 between American DG Energy, Inc. and SDCL TG Cogen LLC.

10.51	Guaranty Agreement by Tecogen Inc. dated as of March 5, 2019 relating to Membership Interest Purchase Agreement dated March 5, 2019.

10.52	Billing and Asset Management Agreement dated as of March 5, 2019 by and between Tecogen Inc. and CogenTwo LLC.

10.53	Billing and Asset Management Agreement by and between Tecogen Inc. and CogenOne LLC, as amended and restated as of March 5, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TECOGEN INC.

By: /s/ Bonnie Brown
March 7, 2019	Bonnie Brown, Principal Financial & Accounting Officer